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                                                                                                    Exhibit 12
                                                                                                    ----------

                                            PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                           FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                                             (Unaudited)



                                                                                     Six Months Ended June 30,
($ in thousands)                                                                       2003             2002
                                                                                    ---------          -------

Income before provision for income taxes and after minority interests                $ 4,773           $ 8,337

Undistributed equity income                                                              -                 -

Minority interest income of subsidiaries with fixed charges                            4,261             4,546
                                                                                    ---------         --------

   Adjusted earnings                                                                   9,034            12,883
                                                                                    ---------         --------

Interest on debt                                                                       4,537             5,077

Loan fees                                                                                -                 513
                                                                                    ---------         --------

   Total fixed charges                                                                 4,537             5,590
                                                                                    ---------         --------

Total available earnings before fixed charges                                       $ 13,571          $ 18,473
                                                                                    =========         ========

Ratio                                                                                    3.0               3.3
                                                                                    =========         ========

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